Exhibit 99.3

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Executive VP & CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Closes Public Offering of $500 Million of

4.875% Senior Notes Due 2024

DENVER—November 21, 2014—MarkWest Energy Partners, L.P. (NYSE: MWE) (the “Partnership”) and its subsidiary MarkWest Energy Finance Corporation today announced the closing of a public offering of $500,000,000 of 4.875% senior unsecured notes due 2024 (the “Notes”) priced at par.

The Partnership intends to use a portion of such proceeds to repay borrowings under its revolving credit facility. The Partnership intends to use the remaining net proceeds to fund its capital expenditure program and to provide working capital for general partnership purposes.

Wells Fargo Securities, Barclays, BofA Merrill Lynch, Goldman, Sachs & Co., Morgan Stanley, RBC Capital Markets, SunTrust Robinson Humphrey and US Bancorp are acting as joint book-running managers for the Notes offering. A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:

•                  Wells Fargo Securities, LLC, 550 South Tryon Street, 7th Floor MAC D1086-070, Charlotte, NC 28202. By email at cmclientsupport@wellsfargo.com, or Toll-Free: (800) 326-5897;

•                  Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Ave. Edgewood, NY 11717. By email at barclaysprospectus@broadridge.com, or Toll-Free: (888) 603-5847;

•                  BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, NY 10038. By email at dg.prospectus_requests@baml.com;

•                  Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282. By email at prospectus-ny@ny.email.gs.com, or Toll-Free: (866) 471-2526;

•                  Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014. By email at prospectus@morganstanley.com, or Toll-Free: (866) 718-1649;

•                  RBC Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281-8098. By email at CM-USA-Prospectus@rbc.com, or Toll-Free: (877) 280-1299;

•                  SunTrust Robinson Humphrey, Attention: High Yield Syndicate, 3333 Peachtree Road, 10th Floor, Atlanta, GA 30326.  By phone: (404) 926-5052; or

•                  US Bancorp, Attention: High Yield Syndicate, 214 North Tryon Street, Charlotte, NC 28202.  Toll-Free: (877) 558-2607.

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov. The Notes were offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, processing and transportation of natural gas; the gathering, transportation, fractionation, storage and marketing of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has a leading presence in many unconventional gas plays including the Marcellus Shale, Utica Shale, Huron/Berea Shale, Haynesville Shale, Woodford Shale and Granite Wash formation.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2013. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, 866-858-0482

Chairman, President & CEO

or

Nancy Buese, 866-858-0482

Executive VP & CFO

or

Josh Hallenbeck, 866-858-0482

VP of Finance & Treasurer

investorrelations@markwest.com